<PAGE 1>
                                                File No. 811-08957

               SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                           FORM N-2

           REGISTRATION STATEMENT UNDER THE INVESTMENT
           COMPANY ACT OF 1940                               [X]

           Amendment No. 2                                   [X]

         Stein Roe Floating Rate Limited Liability Company
         (Exact Name of Registrant as Specified in Charter)

                    One South Wacker Drive
                      Chicago, IL 60606
             (Address of Principal Executive Offices)

                        (800) 338-0593
         (Registrant's Telephone Number, Including Area Code)

  Heidi J. Walter                 Cameron S. Avery
  Vice-President and Secretary    Bell, Boyd & Lloyd
  Stein Roe Floating Rate Limited Three First National Plaza
  Liability Company               70 W. Madison Street, Suite 3300
  One South Wacker Drive          Chicago, Illinois 60602
  Chicago, Illinois 60606
             (Name and Address of Agents for Service)


<PAGE 2>
                            EXPLANATORY NOTE


Throughout this Registration Statement, information concerning Stein Roe Floating Rate Limited Liability Company (the "Portfolio") is incorporated by reference from the Registration Statement on Form N-2 of Liberty-Stein Roe Advisor Floating Rate Fund (File No. 333-61751 and 333-87177 under the Securities Act of 1933 (the "1933 Act")) (the "Filing") (CIK No. 0001068200). The
Filing contains the prospectus and statement of additional information (the "SAI") for Liberty-Stein Roe Advisor Floating Rate Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.


This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the "1940 Act"). However, interests in the Portfolio are not being filed under the 1933 Act because interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.

<PAGE A-1>

                                PART A

Responses to Items 1, 2, 3.2, 4, 5, 6, and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General
Instructions to Form N-2.

ITEM 3.  FEE TABLE AND SYNOPSIS

Not applicable.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT

 1) The Portfolio is a closed-end, non-diversified management investment company which was organized as a limited liability company under the laws of the State of Delaware on August 14, 1998. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.

(2)-(4) Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risk factors associated with investments in the Portfolio in the section entitled "Investment Objectives and Policies," "How the Portfolio Invests," "Principal Risks" and "Other Investment Practices" in the Feeder Fund prospectus.

(5)  Investments in the Portfolio may not be transferred.
However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in the Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in the Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in the Feeder Fund SAI.


(6)  Not applicable.

ITEM 9.  MANAGEMENT
1(a) Board of Managers. The Board of Managers of the Portfolio has overall management responsibility for the Portfolio.
Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in the Feeder Fund prospectus.

1(b) - (c) Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in the Feeder
Fund prospectus.

<PAGE A-2>

1(d) Transfer Agent. SteinRoe Services Inc. ("SSI"), P.O. Box 1722, Boston, MA 02105, a wholly owned subsidiary of Liberty Financial Companies, Inc., acts as agent of the Portfolio for the transfer of shares, disbursement of dividends and maintenance of shareholder accounting records. Under a separate agreement, SSI also provides certain investors accounting services to the Portfolio.

1(e) Custodian. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02101, is the custodian of the Portfolio and has custody of the securities and cash of the Portfolio. The custodian, among other things, attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Portfolio.


1(f) Expenses. The Portfolio is responsible for all of its expenses not expressly stated to be payable by the other party under the Portfolio Management Agreement, Accounting and
Bookkeeping Agreement, and Investor Services Agreement.


1(g)  Not applicable.

(2)  Not applicable.


(3) Control Persons. The Registrant does not consider that it is directly or indirectly controlling, controlled by or under common control with other persons within the meaning of this Item.


ITEM 10. CAPITAL STOCK, LONG-TERM DEBT AND OTHER SECURITIES 1(a)-(f) Registrant incorporates by reference information concerning interests in the Portfolio from "Organization and Description of Shares" and "Master/Feeder Funds: Structure and Risk Factors" in the Feeder Fund prospectus. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and non-assessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors, and has no current intention to do so, but the Portfolio will hold special meetings of investors when, in the judgment of the Board, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the Board of investors holding in the aggregate not less than 10% of the units in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Board by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Board members. Investors also have the right to remove one or more Board members without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

<PAGE A-3>


The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the Agreement, the Portfolio is authorized to issue units. Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in the Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in the Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in the Feeder Fund SAI.


The net income of the Portfolio shall consist of (i) all income accrued less the amortization of any premium on the assets of the Portfolio, less (ii) all actual and any accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue, and by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All of the net income of the Portfolio is allocated among the investors in accordance with their interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

(2) - (3)  Not applicable.

(4) It is intended that the assets, income and distributions of the Portfolio will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company ("RIC"), assuming the investor invested all of its assets in the Portfolio.

Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in the Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities or redemptions of portions of an investor's unrealized gain or loss in assets.

(5)  Not applicable.

(6)  Not applicable.

<PAGE A-4>

ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES
Not applicable.

ITEM 12.  LEGAL PROCEEDINGS
Not applicable.


ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4


<PAGE B-1>

                              PART B


 .........Stein Roe Floating Rate Limited Liability Company
 .....Statement of Additional Information Dated November 8, 1999


ITEM 14.  COVER PAGE
Not applicable.

ITEM 15.  TABLE OF CONTENTS
General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4

ITEM 16.  GENERAL INFORMATION AND HISTORY
Not applicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES
Part A, Item 8 contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

(1)-(3) Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and Strategies" and "Investment Restrictions" in the Feeder Fund SAI.

(4)  Not applicable.

ITEM 18.  MANAGEMENT
The Portfolio is organized as a Delaware limited liability company; therefore, it is required to have a board of managers rather than a board of trustees. The managers of the Portfolio are the same persons as the trustees of the Feeder Fund. Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management" in the Feeder Fund SAI.


The following table sets forth compensation paid to the managers during the year ended Aug. 31, 1999:

<PAGE B-2>

                                          Compensation from the
                                          Stein Roe Fund Complex*
                                          -----------------------
                  Aggregate Compensation     Total       Average
Name of Trustee       from the Trust      Compensation  Per Series
------------------- --------------------  ------------  ----------
Thomas W. Butch*            -0-                -0-         -0-
Lindsay Cook                -0-                -0-         -0-
John A. Bacon, Jr.        $1,350           $114,600       $2,491
William W. Boyd            1,350            116,300        2,528
Douglas A. Hacker          1,350            101,150        2,199
Janet Langford Kelly       1,350            110,150        2,395
Charles R. Nelson          1,350            115,550        2,512
Thomas C. Theobald         1,350            110,650        2,405
____________
 *As of Aug. 31, 1999, the Stein Roe Fund Complex consisted of the
  Registrant, Liberty-Stein Roe Advisor Floating Rate Fund, Liberty-Stein Roe Institutional Floating Rate Income Fund, and the following open-end mutual funds: four series of Liberty-Stein Roe Funds Income Trust, four series of Liberty-Stein Roe Funds Municipal Trust, 12 series of Liberty-Stein Roe Funds Investment Trust, five series of Liberty-Stein Roe Advisor Trust, one series of Liberty-Stein Roe Funds Trust, 12 portfolios of SR&F Base Trust, and five series of SteinRoe Variable Investment Trust.
**Mr. Butch was a manager through October 29, 1999.


ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of November 5, 1999, the only person known to own of record or "beneficially" 5% or more of the outstanding interests of the Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 was Liberty-Stein Roe Institutional Floating Rate Income Fund, which held 99.3% of the outstanding interests. The address of Liberty-Stein Roe Institutional Floating Rate Income Fund is One South Wacker Drive, Chicago, Illinois 60606.


ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio and the Feeder Fund from "Investment Advisory and Other Services," "Distributor," "Transfer Agent," "Custodian" and "Independent
Accountants" in the Feeder Fund SAI.

Bookkeeping and Accounting Agreement
Pursuant to a separate agreement with Registrant, Stein Roe & Farnham Incorporated receives a fee for performing certain bookkeeping and accounting services. For these services, Stein Roe receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. During the fiscal year ended August 31, 1999, Stein Roe received fees of $18,131 from Registrant for performing these services.


ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES
Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Transactions" in the Feeder Fund SAI.

<PAGE B-3>

ITEM 22.  TAX STATUS
The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax nor is it expected to have any Delaware income tax liability. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code, and the regulations promulgated thereunder.


The Portfolio's taxable year end is August 31. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.


It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

In order for an investment company investing in the Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Any investment company investing in the Portfolio also will be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because an investment company investing in the Portfolio may invest all of its assets in the Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment companies to satisfy them.

The Portfolio will allocate at least annually to its shareholders its distributive share of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).

The Portfolio intends to distribute substantially all of its income including any net realized capital gains, and thereby be relieved of any federal income tax liability to the extent of such distributions. Because capital gain distributions reduce net asset value, if a shareholder purchases shares shortly before a record date he will, in effect, receive a return of a portion of his investment in such distribution. The distribution would nonetheless be taxable to him, even if the net asset value of shares were reduced below his cost. However, for federal income tax purposes, the shareholder's original cost would continue as his tax basis.

<PAGE B-4>

Interest on indebtedness incurred or continued by shareholders to purchase or carry shares of the Portfolio is not deductible for federal income tax purposes. Under rules applied by the Internal Revenue Service to determine whether borrowed funds are used for the purpose of purchasing or carrying particular assets, the purchase of shares may, depending upon the circumstances, be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

The Portfolio expects that less than 100% of dividends will qualify for the deduction for dividends received by corporate shareholders.

To the extent the Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. Specifically, if more than 50% of the Portfolio's total assets at the close of any fiscal year consist of stock or securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service pursuant to which shareholders of a Portfolio will be required to (1) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by the Portfolio even though not actually received, (2) treat such respective pro rata shares as foreign income taxes paid by them, and (3) deduct such pro rata shares in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to applicable limitations, against their United States income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of foreign taxes paid by the Portfolio, although such shareholders will be required to include their share of such taxes in gross income. Shareholders who claim a foreign tax credit may be required to treat a portion of dividends received from the Portfolio as separate category income for purposes of computing the limitations on the foreign tax credit available to such shareholders. Tax-exempt shareholders will not ordinarily benefit from this election relating to foreign taxes. Each year, the Portfolio will notify shareholders of the amount of
(1) each shareholder's pro rata share of foreign income taxes paid by the Portfolio and (2) the portion of dividends which represents income from each foreign country, if the Portfolio qualifies to pass along such credit.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations as well as the state, local, or foreign tax consequences of investing in the Portfolio.


ITEM 23.  FINANCIAL STATEMENTS
Please refer to the audited Financial Statements (investments as of August 31, 1999, statements of assets and liabilities as of August 31, 1999, statements of operations and statements of changes in net assets for the period ended August 31, 1999, and notes thereto) and reports of independent accountants, which are contained in the August 31, 1999 annual report of the

<PAGE B-5>

Feeder Fund. The Financial Statements (but no other material from the report) are incorporated herein by reference. The report may be obtained at no charge by telephoning 800-338-0593.


<PAGE C-1>

                              PART C

                         OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS
(1) Financial Statements. The financial statements called for by this item are incorporated by reference in Part B and listed in
Item 23 hereof.

(2)  Exhibits. [Note:  As used herein, the term "Registration
Statement" refers to the Registration Statement of the Registrant on Form N-2 filed under the 1940 Act, File No. 811-08957.]

     (a)(1) Certificate of Formation of Registrant. (Exhibit
            (a)(1) to Amendment No. 1 to Registration
            Statement.)*
        (2) Limited Liability Company Agreement of Registrant. (Exhibit (a)(2) to Amendment No. 1 to Registration Statement.)*
     (b) By-Laws of Registrant. (Exhibit (b) of Amendment No. 1 to Registration Statement.)*
     (c) Not applicable.
     (d) Not applicable.
     (e) Not applicable.
     (f) Not applicable.
     (g) Portfolio Management Agreement between the Registrant and Stein Roe & Farnham Incorporated dated Nov. 20,
         1998 as amended through August 3,1999.
     (h) Not applicable.
     (i) Not applicable.
     (j) Form of Custodian Agreement between Registrant and State Street Bank and Trust Company. (Exhibit (j) of Amendment No. 1 to Registration Statement.)*
     (k)(1) Investor Service Agreement between Registrant and SteinRoe Services Inc. dated Nov. 20, 1998. (Exhibit
            (k) of Amendment No. 1 to Registration Statement.)*
        (2) Bookkeeping and Accounting Agreement between Registrant and Stein Roe & Farnham Incorporated dated August 3, 1999.
     (l) Not applicable
     (m) Not applicable
     (n) Not applicable
     (o) Not applicable
     (p) Not applicable
     (q) Not applicable
     ________
     *Incorporated by reference.

ITEM 25.  MARKETING ARRANGEMENTS
Not applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Not applicable.

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
REGISTRANT.
<PAGE C-2>
Registrant does not consider that it is directly or indirectly controlled by or under common control with other persons within the meaning of this item.

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES
         Title of Class                Number of Record Holders
      Stein Roe Floating Rate
      Limited Liability Company                    2

ITEM 29.  INDEMNIFICATION
Reference is made to Article XIV of the Registrant's Limited Liability Company Agreement (Exhibit (a)(2)) with respect to indemnification of the managers and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its managers and officers, its investment adviser, the other investment companies advised by Stein Roe & Farnham Incorporated, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities that might be imposed as a result of such actions, suits or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any manager or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Registrant expects that each of Liberty-Stein Roe Advisor Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Income Fund will invest substantially all of its assets in the Portfolio. In that connection, managers and officers of Registrant have signed the registration statement of each of those entities on behalf of the Portfolio insofar as those registration statements relate to the Portfolio, and those entities have agreed to indemnify Registrant and its managers and officers against certain liabilities which may be incurred by them.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

Stein Roe & Farnham Incorporated is a wholly owned subsidiary of SteinRoe Services Inc. ("SSI"), which in turn is a wholly owned subsidiary of Liberty Financial Companies, Inc., which is a majority owned subsidiary of Liberty Corporation Holdings, Inc., which in turn is a subsidiary of LFC Holdings, Inc., which in turn is a subsidiary of Liberty Mutual Equity Corporation, which in turn is a subsidiary of Liberty Mutual Insurance Company.

<PAGE C-3>

Stein Roe & Farnham Incorporated acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe & Farnham Incorporated, please refer to its Form ADV and to the section of the Statement of Additional Information (Part B) entitled "Investment Advisory and Other Services. "

Certain directors and officers of Stein Roe also serve and have during the past two years served in various capacities as officers, directors, or trustees of SSI, of Colonial Management Associates, Inc. (which is a subsidiary of Liberty Financial Companies, Inc.), and of the Registrant and other investment companies managed by SteinRoe. (The listed entities are located at One South Wacker Drive, Chicago, Illinois 60606, except for Colonial Management Associates, Inc., which is located at One Financial Center, Boston, MA 02111, and SteinRoe Variable Investment Trust and Liberty Variable Investment Trust, which are located at Federal Reserve Plaza, Boston, MA 02210.) A list of such capacities is given below.

                                                POSITION FORMERLY
                                                    HELD WITHIN
                     CURRENT POSITION              PAST TWO YEARS
                    -------------------           --------------
STEINROE SERVICES INC.
Gary A. Anetsberger   Vice President
Kevin M. Carome       Assistant Clerk
Kenneth J. Kozanda    Vice President; Treasurer
Kenneth R. Leibler    Director
Karl J. Maurer        Comptroller
C. Allen Merritt, Jr. Director; Vice President
Heidi J. Walter       Vice President; Secretary

COLONIAL MANAGEMENT ASSOCIATES, INC.
Ophelia L. Barsketis  Senior Vice President
Kevin M. Carome       Senior Vice President
William M. Garrison   Vice President
Stephen E. Gibson     President
Loren A. Hansen       Senior Vice President
Clare M. Hounsell     Vice President
James P. Haynie       Senior Vice President
Timothy J. Jacoby     Senior Vice President
Deborah A. Jansen     Senior Vice President
North T. Jersild      Vice President
Yvonne T. Shields     Vice President

SR&F BASE TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP; Asst. Secy.     VP

<PAGE C-4>

Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
James P. Haynie       Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Jane M. Naeseth       Vice-President
Maureen G. Newman     Vice-President
Michael E. Rega       Vice-President
Veronica M. Wallace   Vice-President
Heidi J. Walter       Vice-President; Secretary

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS
INSTITUTIONAL TRUST; AND LIBERTY-STEIN ROE FUNDS TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
Kevin M. Carome       Executive VP; Asst. Secy.     VP
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Lynn C. Maddox        Vice-President
Jane M. Naeseth       Vice-President
Heidi J. Walter       Vice-President; Secretary

LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP; Asst. Secy.     VP
William M. Garrison   Vice-President
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
James P. Haynie       Vice-President
Harvey B. Hirschhorn  Vice-President
Lynn C. Maddox        Vice-President
Arthur J. McQueen     Vice-President
Michael E. Rega       Vice-President
Heidi J. Walter       Vice-President; Secretary

LIBERTY-STEIN ROE ADVISOR TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP; Asst. Secy.     VP
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
James P. Haynie       Vice-President
Harvey B. Hirschhorn  Vice-President

<PAGE C-5>

Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Lynn C. Maddox        Vice-President
Arthur J. McQueen     Vice-President
Maureen G. Newman     Vice-President
Michael E. Rega       Vice-President
Heidi J. Walter       Vice-President; Secretary

LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
Kevin M. Carome       Executive VP; Asst. Secy.     VP
Joanne T. Costopoulos Vice-President
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Brian M. Hartford     Vice-President
William C. Loring     Vice-President
Lynn C. Maddox        Vice-President
Maureen G. Newman     Vice-President
Veronica M. Wallace   Vice-President
Heidi J. Walter       Vice-President; Secretary

STEINROE VARIABLE INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
Kevin M. Carome       Executive VP; Asst. Secy.     VP
William M. Garrison   Vice President
Stephen E. Gibson     President
Erik P. Gustafson     Vice President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice President
Michael T. Kennedy                                  Vice President
Jane M. Naeseth       Vice President
William M. Wadden IV  Vice President
Heidi J. Walter       Vice President

LIBERTY-STEIN ROE ADVISOR FLOATING RATE FUND; LIBERTY-STEIN ROE INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
William D. Andrews    Executive Vice-President
Gary A. Anetsberger                           Sr. V-P; Treasurer;
                                                    Controller
Kevin M. Carome       Executive VP; Asst. Secy.     VP
Stephen E. Gibson     President
Brian W. Good         Vice-President
James R. Fellows      Vice-President
Loren A. Hansen       Executive Vice-President
Heidi J. Walter       Vice-President; Secretary

LIBERTY VARIABLE INVESTMENT TRUST
Ophelia L. Barsketis  Vice President
Deborah A. Jansen     Vice President
Kevin M. Carome       Vice President

<PAGE C-6>

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS
Heidi J. Walter, Secretary
Stein Roe Floating Rate Limited Liability Company
One South Wacker Drive
Chicago, Illinois 60606

ITEM 32.  MANAGEMENT SERVICES
Not applicable

ITEM 33.  UNDERTAKINGS
Not applicable

                            SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 8th day of November, 1999.

                              STEIN ROE FLOATING RATE LIMITED
                              LIABILITY COMPANY

                              By:  STEPHEN E. GIBSON
                                   Stephen E. Gibson
                                   President

           INDEX OF EXHIBITS FILED WITH THIS AMENDMENT


Exhibit
Number     Exhibit
------------------------------------------------------------
(g)        Portfolio Management Agreement

(k)(2)     Accounting and Bookkeeping Agreement